Exhibit 107
Calculation of Filing Fee Tables
Form
S-3
(Form Type)
MicroStrategy Incorporated
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A Common Stock, par value $0.001 per share	457(r)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to Be Paid	Equity	Class A Common Stock, par value $0.001 per share	457(o)	—	—	$2,000,000,000	0.00014760	$295,200	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					$2,000,000,000 (1)		$295,200

	Total Fees Previously Paid							—	—

	Total Fee Offsets							—	—

	Net Fee Due							$295,200

(1)
Pursuant to Instruction 2.A(iii)(c) of Item 16(b) of Form
S-3,
this information is not required to be included. An indeterminate amount of class A common stock is being registered as may from time to time be offered or sold hereunder at indeterminate prices. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split or stock dividend. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all registration fees other than the registration fee due in connection with $
2,000,000,000
of shares of Class A common stock that may be issued and sold from time to time under the sales agreement prospectus included in this registration statement. Any subsequent registration fees will be paid on a pay-as-you-go
basis.